Exhibit 4.9

NUMBER OF RIGHTS: SUBSCRIPTION RIGHTS CERTIFICATE #:___________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED JANUARY [●], 2022 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, BY CALLING (855) 793-5068.

INTERPACE BIOSCIENCES, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of
Common Stock, Par Value $0.01 per share, of Interpace Biosciences, Inc.

Subscription Price: $[●] per whole share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., EASTERN TIME, ON [●], 2022 (THE “EXPIRATION DATE”)

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights (“Rights”) set forth above being offering by Interpace Biosciences, Inc., a Delaware corporation (the “Company”). Each Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Privilege”) 0.75 shares of the Company’s common stock, par value $0.01 per share, (“Common Stock ”), at a subscription price of $[●] per whole share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Company’s Prospectus, dated January [●], 2022 (the “Prospectus”).

Holders who fully exercise their Basic Subscription Privilege are entitled to subscribe for additional shares of Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Privileges pursuant to the terms and conditions of the Rights Offering, distributed proportionately among shareholders who exercised their oversubscription privileges, as described in the Prospectus (the “Oversubscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Common Share. If the subscriber attempts to exercise its Oversubscription Privilege and the Company is unable to issue the subscriber the full number of shares of Common Stock requested, the subscription agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

Each stockholder or holder of outstanding warrants we issued on January 25, 2017, March 22, 2017, June 21, 2017, October 12, 2017 and January 25, 2019 (the “Eligible Warrants”), will receive one Subscription Right for each share of Common Stock owned (including shares of common stock underlying the Eligible Warrants) as of 5:00 p.m., Eastern Time, on January 10, 2022 (the “Record Date”) and each Subscription Right will entitle its holder to purchase 0.75 shares of Common Stock at a price per whole share equal to the Subscription Price.

The Subscription Rights represented by this Non-Transferable Subscription Rights Certificate may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each share of Common Stock in accordance with the instructions contained herein.

This Non-Transferable Subscription Rights Certificate is not valid unless countersigned by Broadridge Corporate Issuer Solutions, Inc., the Subscription Agent.

WITNESS the seal of Interpace Biosciences, Inc. and the signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED:

INTERPACE BIOSCIENCES, INC.

DATED: [●], 2022	By:
Thomas W. Burnell
President, Chief Executive Officer and Director

DATED: [●], 2022	By:
Thomas Freeburg
Principal Financial Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

DATED: [●], 2022	By:
Name:
Title:

DELIVERY OPTIONS FOR NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Deliver other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand or overnight courier:	If delivering by first class mail:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to your Subscription Right, please complete lines (a) and (b) and sign in part (c). If you do not indicate the number of Subscription Rights being exercised, or if you do not forward the full subscription payment for the number of Subscription Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Subscription Rights that may be exercised with the aggregate subscription payment you delivered to the Subscription Agent. Fractional shares of our Common Stock resulting from the pro rata distribution of shares pursuant to the Over-Subscription Privilege, if applicable, will be eliminated by rounding down to the nearest whole share, with the total subscription payment being adjusted accordingly. Any excess subscription payments received by the Subscription Agent will be returned, without interest, as soon as practicable.

(a)	EXERCISE OF SUBSCRIPTION RIGHT:

BASIC SUBSCRIPTION PRIVILEGE:

The maximum number of shares of Common Stock available for purchase pursuant to the Basic Subscription Privilege is equal to the number of shares of Common Stock owned (including shares of common stock underlying the Eligible Warrants) by such holder as of the Record Date multiplied by 0.75.

	Number of Shares and/or Eligible Warrants Owned		Maximum Number of Shares Available to Subscribe For	Number of Shares of Common Stock Subscribed For		Per Share Subscription Price			Payment

Basic Subscription Right:*		X 0.75 =			X	$	[●]	=

*	Number of shares subscribed for under the Basic Subscription Right may not exceed 75% of the number of shares of Common Stock (including the Eligible Warrants) held as of the Record Date.

OVERSUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares of Common Stock pursuant to your Oversubscription Privilege.

	NUMBER OF SHARES		SUBSCRIPTION PRICE		PAYMENT
Oversubscription Privilege		x	$ [●]	=	$

(b)	PAYMENT:
AMOUNT ENCLOSED
Basic Subscription Right:	$
Over-Subscription Right:	$
Total Amount Enclosed	$

METHOD OF PAYMENT (CHECK ONE)

☐	Certified check drawn on a U.S. bank, or postal or express money order payable to Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.

☐	Wire transfer directly to the escrow account maintained by Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent.

Beneficiary Account Name:	Broadridge Inc.
Account Number:	153910728465
For Further Credit Name:	Interpace Biosciences, Inc.
ABA/Routing number:	123000848
International/Swift Code:	USBKUS44IMT
Bank:	U.S. Bank
800 Nicollet Mall
Minneapolis, MN 55402
United States

Method of Payment. All payments must be made in U.S. dollars by wire transfer of funds, U.S. Postal money order or certified check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, Inc. (acting as Subscription Agent for Interpace Biosciences, Inc.)”. The Subscription Agent will not accept payment by any other means.

(c)	SIGNATURE(S):

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, Interpace Biosciences, Inc. may exercise its legal remedies against me.

By executing this certificate, the holder represents and covenants that it does not hold any short position in, nor has engaged in any short sales or any hedging transactions with regard to the Common Stock as of the date hereof and will not enter into any such short sales or hedging transactions until the closing of the Rights Offering.

This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or book entry or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

Signature of Subscriber:
Name (please print):
Date

Telephone Number:
Email:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):
Full Title:
Taxpayer ID # or SSN:
Date:

SECTION 2 – SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS

(a)	To be completed ONLY if the book-entry representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.)

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print Full Name:
Print Full Address:
Taxpayer ID # or Social Security #:

(b)	To be completed ONLY if the book-entry representing the Common Stock is to be issued to an address other than that shown on the front of this certificate. (See the Instructions.)

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Print Full Name:
Print Full Address:
Taxpayer ID # or Social Security #:

SIGNATURE GUARANTEE

This must be completed if you have completed any portion of Section 2.

Signature Guaranteed:
(Name of Bank or Form)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., THE SUBSCRIPTION AGENT, AT (855) 793-5068 (TOLL-FREE). THE RIGHTS OFFERING EXPIRES AT 5:00 P.M., EASTERN TIME, ON [●], 2022, AND THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.

THE RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

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